SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549





                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




                JANUARY 31, 2001 (JANUARY 26, 2001) Date of
                  Report (Date of earliest event reported)




                               INTERPOOL, INC
                              ----------------
             (Exact Name of Registrant as Specified in Charter)



         DELAWARE                       1-11862                  13-3467669
-----------------------------    --------------------------      ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)





211 COLLEGE ROAD EAST, PRINCETON, NEW JERSEY                   08540
--------------------------------------------           ----------------------
   (Address of Principal Executive Offices)                 (Zip Code)



                               (609) 452-8900
  -----------------------------------------------------------------------
             Registrant's telephone number, including area code



                               NOT APPLICABLE
 ------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)




Item 5.  Other Events.
         -------------

            On January 26, 2001, Interpool, Inc. (the "Registrant") entered into an Asset Purchase Agreement (the "Purchase Agreement") with Transport International Pool, Inc. (the "Purchaser"), a subsidiary of General Electric Capital Corporation. Pursuant to the Purchase Agreement, the Registrant will sell approximately 50,000 intermodal trailers and domestic rail containers and related assets to the Purchaser, including approximately 40,000 units that the Registrant acquired from Transamerica Leasing Inc. in October of 2000.

            The transaction is valued at approximately $345 million and is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.


            A press release describing the transaction was released on January 29, 2001 and is filed herewith as Exhibit 99.1.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
------      -------------------------------------------------------------------

(c)               Exhibits.
                  --------



99.1             Press Release issued by the Registrant, dated
                 January 29, 2001.





                                 SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 31, 2001


                                       INTERPOOL, INC.


                                       By:/s/ Mitchell Gordon
                                          -------------------------------
                                       Name:  Mitchell Gordon
                                       Title: Chief Financial Officer









                               EXHIBIT INDEX



Exhibit No.          Description

99.1                 Press Release issued by the Registrant, dated January 29,
                     2001.